WELLS FARGO MULTI-STRATEGY 100 TEI FUND A, LLC

AMENDMENT NO. 1 TO
LIMITED LIABILITY COMPANY AGREEMENT

This Amendment dated as of the 1st day of December, 2011 (herein called “this Amendment”), is hereby made and executed by the undersigned, each as a Manager of the Wells Fargo Multi-Strategy 100 TEI Fund A, LLC, a Delaware limited liability company (the “Fund”) established under a Limited Liability Company Agreement dated as of May 18, 2010 (the “LLC Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the LLC Agreement, or if not defined therein, in the Fund’s private placement memorandum.

Preliminary Statement

WHEREAS, pursuant to Section 2.2 of the LLC Agreement, the Board of Managers (the “Board”) has the full power and authority, without Member approval, to authorize the Fund’s name change as the Board may determine and as shall be set forth in a resolution adopted in accordance with the LLC Agreement and, if applicable, the By-Laws;

WHEREAS, the Board may amend the LLC Agreement, without Member approval, to provide for the terms of such name change;

WHEREAS, the Board has authorized the amendment of the LLC Agreement to reflect the Fund’s name change as herein set forth;

NOW, THEREFORE, the Board hereby amends the LLC Agreement as follows:

1.           Section 2.2 of the LLC Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

The Fund’s name shall be “ASGI Mesirow Insight TEI Fund A, LLC” or such other name as the Board may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

2.           All references to the Fund in the LLC Agreement are hereby amended to mean ASGI Mesirow Insight TEI Fund A, LLC.

3.           Except as specifically set forth herein, all other terms and conditions of the LLC Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the below Members have executed this Amendment as of the day and year first above written.

By:  /s/ Adam Taback
Name:  Adam Taback
Title:  Manager

By:  /s/ James Dean
Name:  James Dean
Title:  Manager

By:  /s/ James Dunn
Name:  James Dunn
Title:  Manager

By:  /s/ Stephen Golding
Name:  Stephen Golding
Title:  Manager

By:  /s/ James Hille
Name:  James Hille
Title:  Manager

By:  /s/ Jonathan Hook
Name:  Jonathan Hook
Title:  Manager

By:  /s/ Dennis Schmal
Name:  Dennis Schmal
Title:  Manager